EXHIBIT 99.1

For Additional Information:
Legend Securities, Inc.
Thomas Wagner
800-385-5790 x152
718-233-2600 x152
twagner@legendsecuritiesinc.com

CytRx Reports 2009 First Quarter Financial Results

– Confirms Strong Cash Position as of March 31, 2009 –

LOS ANGELES (May 12, 2009) -- CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company engaged in the development of high-value human therapeutics, today reported financial results for the three months ended March 31, 2009.

“This past quarter has been a very productive one for CytRx.  We have developed a corporate strategy designed to allow us to grow internally and externally in the next few years.  With our core values, intensive recruiting and entrepreneurial creativity coupled with hard work by our management team, board of directors, and employees, we remain extremely optimistic about our future.  With our expanded business development group in place, we can better take advantage of new market opportunities that may arise.  Our scientific, clinical, regulatory and administrative team is strong and we look forward to a successful 2009 and beyond,” said Steven A. Kriegsman, CytRx President and CEO.

“We recently added to the already significant data supporting the broad therapeutic potential of our molecular chaperone regulators arimoclomol and iroxanadine,” he added.  “We are committed to creating partnerships to further develop these and our other non-core assets, as well as evaluating opportunities to bring commercial products to CytRx that fit our oncology focus and that will help us develop a revenue stream.  Last week, we announced the addition of Mr. Jaisim Shah as our Chief Business Officer and Senior Vice President of Business Development to lead our strategic business development activities.  We believe our current financial resources are sufficiently strong to execute on our corporate strategy into 2011.”

In February, CytRx announced the commencement of a Phase 2/3 adaptive clinical trial to study its molecular chaperone regulator drug candidate arimoclomol in a subset of patients with the inherited or familial form of amyotrophic lateral sclerosis (ALS or Lou Gehrig's disease). Patients with familial ALS (fALS) who harbor certain mutations in the superoxide dismutase-1 (SOD1) gene suffer from a rapidly progressing form of the disease. The clinical trial is being financially supported by grants from the ALS Association and the U.S. Food and Drug Administration’s (FDA’s) Office of Orphan Products Development (OOPD), with CytRx supplying the drug and allowing the sponsor to reference CytRx’s Investigational New Drug Application for regulatory purposes.

In March, CytRx announced that iroxanadine was shown in an animal model to be effective in protecting against diabetic peripheral neuropathy, one of the earliest complications of diabetes.  Also in March, the Company reported that animal stroke data confirmed and extended previous highly favorable preclinical results indicating that arimoclomol has the potential to restore brain function following stroke, even when administered well beyond the three-hour therapeutic window of the currently approved treatment for stroke.

Review of Financial Results

CytRx reported a net loss applicable to common stockholders for the three months ended March 31, 2009 of $4.0 million, or $0.04 per share based on 93.3 million weighted average shares outstanding, compared with a net loss applicable to common stockholders for the three months ended March 31, 2008 of $6.1 million, or $0.07 per share, based on 90.3 million shares outstanding.

Revenue for the first quarter of 2009 was $1.5 million, compared with revenue of $2.2 million in the first quarter of 2008, and consisted primarily of service revenue recognized from CytRx's 2006 royalty transaction with the ALS Charitable Remainder Trust.

Research and development (R&D) expenses were $3.0 million for the three months ended March 31, 2009, compared with $3.2 million for the comparable period in 2008.  In the first quarter, the cost of operations in the Company’s San Diego research laboratory was $0.7 million, and the balance of $2.3 million related primarily to the Company’s other development programs.  R&D expenses in the first quarter of 2008 included two months of RXi-related expenses amounting to $0.6 million.

General and administrative (G&A) expenses were $2.5 million for the first quarter of 2009, compared with $4.5 million in the first quarter of 2008.  The decrease of $2.0 million in G&A expenses in the first quarter of 2009 resulted primarily from a reduction of approximately $1.3 million in RXi-related expenses reported in the first quarter of 2008, as well as a reduction in professional fees of approximately $500,000, which had been substantially higher in the 2008 period due to the RXi partial spin-off.

Cash and cash equivalents totaled $21.9 million as of March 31, 2009, compared with cash and cash equivalents of $25.0 million as of December 31, 2008.  CytRx's 45% ownership stake in RXi Pharmaceuticals Inc. (Nasdaq: RXII) as of March 31, 2009 had a market value of approximately $31.9 million.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical research and development company engaged in the development of high-value human therapeutics. The CytRx drug development pipeline includes programs in clinical development for cancer indications, including tamibarotene in a registration study for the treatment of acute promyelocytic leukemia (APL). CytRx is developing two drug candidates based on its industry-leading molecular chaperone technology, which aims to repair or degrade misfolded proteins associated with disease. CytRx also maintains a 45% equity interest in publicly traded RXi Pharmaceuticals, Inc. (NASDAQ: RXII). For more information on the Company, visit www.cytrx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks relating to the timing, outcome or results of any pre-clinical or clinical testing of CytRx's potential oncology or molecular chaperone drug candidates, including tamibarotene as a third-line treatment for APL and INNO-206, risks related to CytRx’s ability to manufacture its drug candidates, including tamibarotene, in commercial quantities in compliance with stringent regulatory requirements, risks related to CytRx's ability to enter into partnerships to advance the clinical development of INNO-406 and its clinical molecular chaperone portfolio, uncertainties related to the impact of the FDA's clinical hold on the Company's arimoclomol clinical trial for ALS on the timing and ability to resume clinical testing at the desired dosage of arimoclomol, the risk that any requirements imposed on the Company's planned clinical trial designs for ALS or stroke recovery by the FDA as a result of the concerns expressed in their clinical hold of the Company's ALS program might adversely affect the Company's ability to demonstrate that arimoclomol is efficacious in treating ALS or stroke patients or to enter into a partnership to advance the development of that drug candidate, risks related to CytRx's need for additional capital or strategic partnerships to fund its ongoing working capital needs and development efforts, risks related to the future market value of CytRx's investment in RXi and the liquidity of that investment, and the risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CYTRX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,900,292	$25,041,772
Accounts receivable	25,215	127,280
Income taxes recoverable	215,623	215,623
Prepaid expense and other current assets	302,140	486,609
Total current assets	22,443,270	25,871,284

Equipment and furnishings, net	1,753,473	1,835,052
Molecular library, net	81,504	103,882
Goodwill	183,780	183,780
Other assets	328,178	330,032
Total assets	$24,790,205	$28,324,030

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,822,837	$668,422
Accrued expenses and other current liabilities	2,771,442	2,556,904
Deferred revenue, current portion	1,067,589	1,817,600
Total current liabilities	5,661,868	5,042,926
Deferred revenue, non-current portion	6,849,981	7,582,797
Total liabilities	12,511,849	12,625,723
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, including 15,000 shares of Series A Junior Participating Preferred Stock; no shares issued and outstanding	—	—
Common stock, $.001 par value, 175,000,000 shares authorized; 93,978,448 shares issued and outstanding at each of March 31, 2009 and December 31, 2008	93,978	93,978
Additional paid-in capital	210,560,844	210,007,468
Treasury stock, at cost (633,816 shares held at March 31, 2009 and December 31, 2008)	(2,279,238)	(2,279,238)
Accumulated deficit	(196,097,228)	(192,123,901)
Total stockholders’ equity	12,278,356	15,698,307
Total liabilities and stockholders’ equity	$24,790,205	$28,324,030

CYTRX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue:
Service revenue	$1,482,828	$2,181,088
Expenses:
Research and development	3,048,752	3,191,713
General and administrative	2,482,771	4,473,149
	5,531,523	7,664,862
Loss before other income	(4,048,695)	(5,483,774)
Other income:
Interest income	68,287	524,271
Other income, net	7,081	218,229
Equity in loss of unconsolidated subsidiary (see Note 9)	—	(378,898)
Minority interest in loss of subsidiary	—	88,374
Net loss before income taxes	(3,973,327)	(5,031,798)
Provision for income taxes	—	(342,000)
Net loss	(3,973,327)	(5,373,798)
Deemed dividend for anti-dilution adjustment made to stock warrants	—	(756,954)
Net loss applicable to common stockholders	$(3,973,327)	$(6,130,752)

Basic and diluted loss per share	$(0.04)	$(0.07)

Weighted-average shares outstanding	93,347,732	90,280,449

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